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                                                                     EXHIBIT 5.1

2 July 2003


Weatherford International Ltd.      DIRECT LINE:  441-299-4903
Clarendon House                     E-MAIL:       klmooney@cdp.bm
2 Church Street                     OUR REF:      KLM/mra/376747/75512corpdocs..
Hamilton HM 11                      YOUR REF:


Dear Sirs

WEATHERFORD INTERNATIONAL LTD. (THE "COMPANY")

We have acted as special legal counsel in Bermuda to the Company in connection with its Registration Statement on Form S-3 (Registration No. 333-100588) filed with the U.S. Securities and Exchange Commission (the "Commission"), the Prospectus, dated October 28, 2002, forming a part of such Registration Statement and a Prospectus Supplement dated 30 June 2003 and filed with the Commission on 2 July 2003 (collectively, the "Registration Statement", which term does not include any other document or agreement whether or not specifically referred to therein or attached as an exhibit or schedule thereto) relating to the registration under the U.S. Securities Act of 1933, as amended, (the "Securities Act") and the offering by the Company of an aggregate of 10,000,000 common shares, par value US$1.00 per share together with an additional 1,500,000 common shares, par value US$1.00 per share subject to an over-allotment option granted to the underwriters by the Company (the "Common Shares") pursuant to such Prospectus and Prospectus Supplement.

For the purposes of giving this opinion, we have examined a copy of the Registration Statement. We have also reviewed the memorandum of association and the bye-laws of the Company, each certified by the Assistant Secretary of the Company on 2 July 2003, unanimous written resolutions of its members dated 10 May 2002 and 29 May 2002, minutes of meetings of its board of directors held on 5 September 2002 and 14 February 2003 and minutes of a meeting of the Pricing Committee of its board of directors held on 30 June 2003 (collectively, the "Minutes"), a copy of a letter to the Company from the Bermuda Monetary Authority dated 15 May 2002 granting permission for the issue and transfer of the Company's shares, subject to the conditions set out therein, and such other documents and made such enquiries as to questions of law as we have deemed necessary in order to render the opinion set forth below.

We have assumed (a) the genuineness and authenticity of all signatures and the conformity to the originals of all copies (whether or not certified) examined by us and the authenticity and completeness of the originals from which such copies were taken, (b) that where a document has been examined by us in draft form, it will be or has been executed and/or filed in the form of that draft, and where a number of drafts of a document have been examined by us all changes thereto


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Weatherford International Ltd. - 5.1 opinion
2 July 2003
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have been marked or otherwise drawn to our attention, (c) that there is no provision of the law of any jurisdiction, other than Bermuda, which would have any implication in relation to the opinions expressed herein, (d) the accuracy and completeness of all factual representations made in the Registration Statement and other documents reviewed by us, (e) that the resolutions contained in the Minutes remain in full force and effect and have not been rescinded or amended, (f) that, upon issue of any Common Shares, the Company will receive consideration equal to at least the par value thereof.

We have made no investigation of and express no opinion in relation to the laws of any jurisdiction other than Bermuda. This opinion is to be governed by and construed in accordance with the laws of Bermuda and is limited to and is given on the basis of the current law and practice in Bermuda. This opinion is addressed to the Company solely for the benefit of the Company and for the purpose of the issuance of the Common Shares as described in the Registration Statement and is neither to be transmitted to any other person, or relied upon by any other person or for any other purpose nor quoted nor referred to in any public document nor filed with any governmental agency or person without our prior written consent.

On the basis of and subject to the foregoing, we are of the opinion that:

1. The Company is duly incorporated and existing under the laws of Bermuda in good standing (meaning solely that it has not failed to make any filing with any Bermuda government authority or to pay any Bermuda government fees or tax which would make it liable to be struck off the Register of Companies and thereby cease to exist under the laws of Bermuda).

2. When issued and paid for as contemplated by the Registration Statement, the Common Shares will be validly issued, fully paid and non-assessable (which expression means when used herein that no further sums are required to be paid by the holders thereof in connection with the issue of such shares).

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the references to our firm under the captions "Risk Factors" and "Legal Matters" in the prospectus supplement forming a part of the Registration Statement. In giving this consent, we do not hereby admit that we are within the category of persons whose consent is required under
Section 7 of the Securities Act or the Rules and Regulations of the Commission promulgated thereunder.

Yours faithfully
CONYERS DILL & PEARMAN